                     Chase Manhattan Auto Owner Trust 1996-C
                         Statement to Certificateholders
                                December 15, 1999


                                                     DISTRIBUTION IN DOLLARS
--------------------------------------------------------------------------------------------------------------------------
            ORIGINAL            PRIOR                                                                           CURRENT
              FACE            PRINCIPAL                                                  REALIZED  DEFERRED    PRINCIPAL
 CLASS       VALUE             BALANCE        PRINCIPAL       INTEREST         TOTAL      LOSSES   INTEREST     BALANCE
--------------------------------------------------------------------------------------------------------------------------
   A1     225,000,000.00             0.00            0.00           0.00            0.00    0.00     0.00             0.00
   A2     239,000,000.00             0.00            0.00           0.00            0.00    0.00     0.00             0.00
   A3     324,000,000.00    13,987,341.91   13,174,169.19      69,353.90   13,243,523.09    0.00     0.00       813,172.72
   A4     178,000,000.00   178,000,000.00            0.00     912,250.00      912,250.00    0.00     0.00   178,000,000.00
   B1      30,938,845.63    13,374,973.20      421,464.65      69,661.32      491,125.97    0.00     0.00    12,953,508.55
--------------------------------------------------------------------------------------------------------------------------
 TOTALS   996,938,845.63   205,362,315.11   13,595,633.84   1,051,265.22   14,646,899.06    0.00     0.00   191,766,681.27
--------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------        ----------------------
             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                 PASS-THROUGH RATES
---------------------------------------------------------------------------------        ----------------------
              PRIOR                                                   CURRENT                        CURRENT
            PRINCIPAL                                                PRINCIPAL                      PASS-THRU
 CLASS       FACTOR        PRINCIPAL     INTEREST        TOTAL        FACTOR               CLASS       RATE
---------------------------------------------------------------------------------        ----------------------
   A1        0.00000000    0.00000000   0.00000000    0.00000000       0.00000000            A1      5.489000%
   A2        0.00000000    0.00000000   0.00000000    0.00000000       0.00000000            A2      5.750000%
   A3       43.17080836   40.66101602   0.21405525   40.87507127       2.50979235            A3      5.950000%
   A4    1,000.00000000    0.00000000   5.12500000    5.12500000   1,000.00000000            A4      6.150000%
   B1      432.30356297   13.62250729   2.25158110   15.87408838     418.68105568            B1      6.250000%
---------------------------------------------------------------------------------        ----------------------
 TOTALS    205.99289115   13.63737997   1.05449319   14.69187315     192.35551118
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT
                       THE ADMINISTRATOR LISTED BELOW:
                                Mark McDermott
            The Chase Manhattan Bank - Structured Finance Services
                       450 W. 33rd Street, 14th Floor,
                           New York, New York 10001
                             Tel: (212) 946-7016
                       Email: mark.mcdermott@chase.com
--------------------------------------------------------------------------------

 [x]                     (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                       Chase Manhattan Auto Owner Trust 1996-C

                                  December 15, 1999

-------------------------------------------------------------------------------------
                         STATEMENT TO CERTIFICATEHOLDERS
                                       Due Period                                 36

                                       Due Period Beginning Date            11/01/99

                                       Due Period End Date                  11/30/99

                                       Determination Date                   12/10/99

 Section 5.8(iii)  Servicing Fee                                          171,135.26

 Section 5.8(iii)  Servicing Fee per $1000                                0.17166074

 Section 5.8(iv)   Administration Fee                                       1,000.00

 Section 5.8(iv)   Administration Fee per $1000                           0.00100307

 Section 5.8(vi)   Pool Balance at the end of the Collection Period   191,766,681.27

 Section 5.8(vii)  Repurchase Amounts for Repurchased Receivable

                   By Seller                                                    0.00

                   By Servicer                                            135,720.85

                   TOTAL                                                  135,720.85

 Section 5.8(viii) Realized Net Losses for Collection Period              175,058.52

 Section 5.8(ix)   Reserve Account Balance after Disbursement           7,477,041.34

 Section 5.8(x)    Specified Reserve Account Balance                    7,477,041.34

 Section 5.8(xi)   Total Distribution Amount                           15,068,722.92

                   Servicing Fee                                          171,135.26

                   Administration Fee                                       1,000.00

                   Noteholders Distribution Amount                     14,155,773.09

                   Certficateholders Distribution Amount                  491,125.97

                   Deposit to Reserve Account                             249,688.60



 [x]                     (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION